SUBSCRIPTION AND PURCHASE AGREEMENT
               FOR CHARTHOUSE SUITES VACATION INTERESTS
                     With Rental Pool Arrangement

This Agreement is made on the date set forth below by and between Charthouse Suites Vacation Ownership, Inc., a Florida corporation, hereinafter referred to as "Charthouse," whose executive office address is 250 Patrick Boulevard, Brookfield, Wisconsin 53045, and the undersigned buyer(s), hereinafter referred to as "Purchaser":

     YOU MAY ALSO CANCEL THIS CONTRACT AT ANY TIME AFTER THE
ACCOMMODATIONS OR FACILITIES ARE NO LONGER AVAILABLE AS PROVIDED IN THIS CONTRACT AND THE PUBLIC OFFERING STATEMENT.

     ANY RESALE OF THIS TIMESHARE INTEREST MUST BE ACCOMPANIED BY
CERTAIN DISCLOSURES IN ACCORDANCE WITH SECTION 721.065, FLORIDA
STATUES.

     YOU MAY CANCEL THIS AGREEMENT WITHOUT ANY PENALTY OR
OBLIGATION WITHIN TEN (10) DAYS FROM THE DATE YOU SIGN THE
CONTRACT, AND UNTIL TEN (10) DAYS AFTER YOU RECEIVE THE PUBLIC
OFFERING STATEMENT, WHICHEVER IS LATER.

     IF YOU DECIDE TO CANCEL THE CONTRACT, YOU MUST NOTIFY CHARTHOUSE IN WRITING OF YOUR INTENT TO CANCEL. YOUR NOTICE OF CANCELLATION SHALL BE EFFECTIVE UPON THE DATE SENT AND SHALL BE SENT TO: CHARTHOUSE SUITES VACATION OWNERSHIP, INC., AT 250 PATRICK BLVD., SUITE 140, BROOKFIELD, WI 53045. ANY ATTEMPT TO OBTAIN A WAIVER OF YOUR CANCELLATION RIGHTS IS UNLAWFUL. WHILE YOU MAY EXECUTE ALL CLOSING DOCUMENTS IN ADVANCE, THE CLOSING, AS EVIDENCED BY DELIVERY OF THE DEED OR OTHER DOCUMENTS, BEFORE EXPIRATION OF YOUR TEN (10) DAY CANCELLATION PERIOD, IS PROHIBITED.

(1) Purchaser Signature: ________________________________________
DATE EXECUTED: __________________________________________________

(2) Purchaser Signature: ________________________________________
DATE EXECUTED: __________________________________________________

(1) Name of Purchaser (Principal Contact) (Printed or Typed)
_________________________________________________________________
_________________________________________________________________

     1. For purposes of the above, Notify shall mean that a written notice of cancellation is delivered, by any means which may include certified mail return receipt requested, to the entity designated to receive the notice of cancellation in the statement required by sections 721.06(1)(f) or 721.065(2)(c), Florida Statutes, which in this is Charthouse.

(2) Name of Purchaser (if Joint) (Printed or Typed)
_________________________________________________________________
_________________________________________________________________
Street Address __________________________________________________
__________________________________________________________________
_________________________________________________________________
_________________________________________________________________

City, State, Zip Code ___________________________________________
_________________________________________________________________
_________________________________________________________________
Telephone (Day)__________________________________________________
Telephone (Night)________________________________________________
Fax No. _________________________________________________________
(1) Social Security Number or      (2) Social Security Number or
    Tax Identification Number *        Tax Identification Number *
    ___________________________       ____________________________

(COMPLETE THIS ONLY IF THERE ARE MORE PURCHASERS)

(3) Purchaser Signature: ________________________________________
DATE EXECUTED: __________________________________________________

(4) Purchaser Signature: ________________________________________
DATE EXECUTED: __________________________________________________

(3) Name of Purchaser(Printed or Typed)
_________________________________________________________________
_________________________________________________________________

(4) Name of Purchaser(Printed or Typed)
_________________________________________________________________
_________________________________________________________________
Street Address __________________________________________________
__________________________________________________________________
_________________________________________________________________
_________________________________________________________________

City, State, Zip Code ___________________________________________
_________________________________________________________________
_________________________________________________________________
Telephone (Day)__________________________________________________
Telephone (Night)________________________________________________
Fax No. _________________________________________________________
(3 Social Security Number or       (4) Social Security Number or
    Tax Identification Number *        Tax Identification Number *
    ___________________________       ____________________________


*Under penalties of perjury, the Purchaser certifies (1) that the number shown as his or her taxpayer identification number or Social Security number is his or her correct taxpayer identification number and (2) that he or she is not subject to backup withholding either because he or she had not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him or her that he or she is no longer subject to backup withholding.

Net Worth and Other Tests. The undersigned acknowledges receipt of the prospectus and the Florida Time-Share Public Offering Statement and understands that all license payments for the Interests and Annual Dues (including Special Assessments) payments must be made on a timely basis. The undersigned also acknowledges that he has sufficient resources to pay all amounts and no need for liquidity in the Interest and understands that a purchase of an Interest involves risks including the loss of all amounts paid, and that he or she has the following net worth (exclusive of home, home furnishings and automobiles) (CHECK ONE):

          ___(under $30,000)            ____($30,001 to $50,000)
          ____($50,001 to $150,000)     ____(more than $150,000)

The undersigned also acknowledges that he is in a financial position to realize the benefits and net worth to sustain risks inherent in the purchase of an Interest.

TITLE INTEREST TO BE HELD:
     _____ Individual
     _____ Partnership
     _____ Joint Tenants With Right of Survivorship
     _____ Corporation
     _____ Trust
     _____ Tenants in Common
     _____ Other:_____________________________
     _____ Marital Survivorship Property

Class of Interest and Purchase Price (CIRCLE ONE OR MORE):
     A  (Standard Studio $18,500)
     B  (King Studio $21,500)
     C  (Large Studio $25,500)
     D  (1 Bedroom Suite $36,500)
     E  (1 Bedroom Suite with Lanai $39,500)
     F  (Penthouse $60,000)

Unit Weeks Requested (MUST BE 2 CONSECUTIVE WEEKS):
First Choice:  Winter_____  ______ Spring ______  ______
               Summer_____  ______ Fall   ______  ______
Second Choice: Winter_____  ______ Spring ______  ______
               Summer_____  ______ Fall   ______  ______
Third Choice:  Winter_____  ______ Spring ______  ______
               Summer_____  ______ Fall   ______  ______


If acquiring the Charthouse Vacation Interest(s) in the appropriate time period (on or before October 17, 1998) and qualifying for the Guaranteed Rental Arrangement, the Purchaser elects the following:
(SELECT ONE)

___________    Guaranteed Rental Arrangement Payments (Right to
               Put Unit Weeks to Charthouse for a guaranteed rate)
___________    Cash Discount (Applied to Purchase Price of
               Interest)

Total Purchase Price. Purchaser agrees to pay the total purchase price for the Charthouse Vacation Interest, with Rental Pool
Arrangement ("Interest") in Charthouse as follows:

A.  PURCHASE PRICE OF INTEREST
     (FROM PREVIOUS PAGE)                           $________________

B.  IF APPLICABLE, CASH DISCOUNT OF
     5% PRIOR TO APRIL 17, 1998,
     3% PRIOR TO JULY 17, 1998,
     1.5% PRIOR TO OCTOBER 17, 1998                 $(_______________)

C.  NET PURCHASE PRICE                              $________________

D. TOTAL DOWN PAYMENT ( MINIMUM 30% OF LINE C)
                             $________________      $(_______________)

E.  FLORIDA STATE DOCUMENTARY
    TAXES DUE ON SUBSCRIPTION
    ($.70 PER $100 OF NET PURCHASE
    PRICE, LINE C)                                   $________________

F.   FLORIDA STATE DOCUMENTARY
     TAXES (IF PAYING BY INSTALLMENTS
     AND THE SUBSCRIPTION AGREEMENT
     IS SIGNED IN FLORIDA)
     ($.35 PER $100 OF NET PURCHASE
     PRICE, LINE C)                                  $________________

G.  TOTAL DUE UPON SUBSCRIPTION
    (TOTAL OF LINES D, E, F)
    MAKE YOUR CHECK PAYABLE TO:
    Charthouse Escrow Account                        $________________

h.  Total Remaining Owed for
    Interests (line c minus line d)                  $________________

i.  If Installment Method Used:
    Monthly Payment of Principal
    and Interest in the Amount of                    $________________

j.  Current Payment of Annual Dues
    at $_______ per month                            $________________

k.  Current Payment of Annual Dues
    at $_______ per quarter                          $________________

l.  Make your checks payable to:
    Charthouse Suites Vacation Ownership, Inc.

M.  FIRST PAYMENT DUE BEGINNING _______________, 199__.

Purchaser's total obligation includes the purchase price of the Interest and Annual Dues (and special assessments, if any). Upon acceptance of the subscription, Charthouse will send a letter setting forth dates and amounts for annual due payments and, if the Purchaser pays on an installment basis, the date and amount of monthly payments. The Purchaser will have the option of having payments automatically withdrawn for a checking account through automatic withdraws. In the year of closing, Purchaser shall be responsible for the prorated portion of the Annual Dues based upon the actual closing date. For purposes of compliance with the Real Estate Settlement Procedures Act and regulations promulgated thereunder, the following constitutes Charthouse's GOOD FAITH ESTIMATE of closing costs to be paid by Purchaser, exclusive of state taxes, at closing: $0.00.


ANNUAL             FINANCE                Amount                 Total of                Total Sale Price
PERCENTAGE         CHARGE                 Financed               Payments
RATE               The dollar amount      The amount of credit   The amount you will     The total cost of your
The cost of your   the credit will cost   provided to you or on  have paid after you     purchase on credit, including
credit as a        you.                   your behalf.           have made all           your down payment of
yearly rate.                                                     payments as             $___________
                                                                 scheduled.

%                  $                      $                      $                       $


YOU HAVE THE RIGHT TO RECEIVE AT THIS TIME AN ITEMIZATION OF THE
AMOUNT FINANCED.    ___ I want an itemization.    ___ I do not want
an itemization.


YOUR PAYMENT SCHEDULE WILL BE:

                                        Amount of Each
                Amount of Each          Monthly Payment for
Number of       Monthly Payment for     Annual Dues.  Annual dues
Payments        the Interest            can vary.                     When Payments Are Due

                                                                      First day of each month until _________, 20__.






If purchase of the above described Interest is being financed by the Seller, Licensee hereby acknowledges receipt of the following
Truth-In Lending Disclosure. The Interests have the effect of an annual percentage cost of up to 9%.

Name of Soliciting Dealer Selling Interest
_________________________________________________________________
Street Address __________________________________________________
City. State, Zip Code ____________________________________________
Telephone Number _________________________________________________
Fax Number ________________________________________________________
SIGNATURE OF REGISTERED REPRESENTATIVE __________________________ Name of Registered Representative (Printed or Typed)
_________________________________________________________________
SOLICITING DEALER AUTHORIZED SIGNATURE
_________________________________________________________________
*****************************************************************
CHARTHOUSE SUITES VACATION OWNERSHIP, INC., A FLORIDA CORPORATION

BY: ______________________________________________________________
As its: ___________________________________________________________
Date: _____________________________________________________________
Weeks Accepted:      Winter ______  _____    Spring _____   ______
                    Summer  ______  _____    Fall   _____   ______

(White) Original    (Green) Investor    (Canary) Signed
(Pink) Representative         (Goldenrod) Broker-Dealer